As filed with the Securities and Exchange Commission on May 1, 2007
Registration No. 333-117056
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DECORIZE, INC.
(Name of small business issuer in its charter)

Delaware	5020	43-1931810
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

1938 East Phelps
Springfield, Missouri 65802
(417) 879-3326
(Address and telephone number of principal executive offices and principal place of business)

Steve Crowder
President and Chief Executive Officer
1938 East Phelps
Springfield, Missouri 65802
(417) 879-3326
(Name, address and telephone number of agent for service)

Copy to:
Lance M. Hardenburg
Hallett & Perrin, P.C.
2001 Bryan Street, Suite 3900
Dallas, Texas 75201
(214) 953-0053

Approximate date of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check this box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

On July 1, 2004, Decorize, Inc. (the “Registrant”) filed with the Securities and Exchange Commission a Registration Statement on Form S-3 (Registration No. 333-117056) (the “Registration Statement”), which originally registered 500,000 shares of common stock for resale by certain of the Registrant’s stockholders. On April 12, 2007, the Board of Directors of the Registrant received a letter from the American Stock Exchange LLC (“AMEX”) indicating that AMEX intended to file a delisting application with the Securities and Exchange Commission in order to remove the Registrant’s common stock from the exchange. The Registrant determined not to appeal the AMEX staff’s determination of non-compliance and initiation of delisting proceedings, and AMEX filed the Form 25 notice of delisting on April 30, 2007. After formal delisting, the Registrant will no longer meet the registrant requirements of Form S-3, so the Registrant has terminated the offering contemplated by the Registration Statement.

Accordingly, pursuant to an undertaking made in the Registration Statement, the Registrant hereby files this Post-Effective Amendment No. 1 to the Registration Statement to deregister such number of shares of common stock originally registered by the Registration Statement as may remain unsold in accordance with the plan of distribution contained in the Registration Statement. The Registrant believes that the shares being deregistered are eligible for resale pursuant to Rule 144 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this post-effective amendment to this registration statement to be signed on its behalf by the undersigned, in the City of Springfield, State of Missouri on May 1, 2007.

DECORIZE, INC.

By:	/s/ Steve Crowder
Steve Crowder
President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this post-effective amendment to this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ Steve Crowder
Steve Crowder	President, Chief Executive Officer and
Date: May 1, 2007	Director (principal executive officer)

/s/ Billie J. Montle
Billie J. Montle	Interim Vice President of Finance and
Date: May 1, 2007	Corporate Controller (principal financial
officer and principal accounting officer)

*
Richard B. Chalker	Director
Date: May 1, 2007

*
Steven W. Fox	Director
Date: May 1, 2007

*
Marwan M. Atalla	Director
Date: May 1, 2007

By:	/s/ Steve Crowder
Steve Crowder
Attorney-in-Fact
Date:	May 1, 2007